Exhibit 10.3

MONTPELIER REINSURANCE LTD.

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

1. Establishment of Plan

MONTPELIER REINSURANCE LTD., a Bermuda corporation, hereby establishes the Montpelier Reinsurance Ltd. Deferred Compensation Plan (the “Plan”), effective as of 31 December 2003, to permit eligible employees to defer the receipt of compensation otherwise payable to such eligible employees in accordance with the terms of the Plan. The Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees.

2. Definitions

2.1 “Account” means the bookkeeping accounts established pursuant to Section 6.1 and maintained by the Administrator in the names of the respective Participants, to which all amounts deferred, Company Contributions and earnings allocated under the Plan shall be credited, and from which all amounts distributed under the Plan shall be debited.

2.2 “Administrator” means the Board or the person or person(s) appointed by the Board.

2.3 “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

2.4 “Annual Bonus” means the amount identified by the Company as a cash bonus earned by an Eligible Employee based on achievement of individual and Company performance goals.

2.5 “Base Salary” means an Eligible Employee’s regular salary.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Company” means Montpelier Reinsurance Ltd.

2.9 “Company Contributions” means amounts contributed by the Company to the Plan.

2.10 “Compensation” means the Base Salary and Annual Bonus earned by an Eligible Employee.

2.11 “Earnings Rate” means the investment gains and losses, as determined by the Administrator, that are applied to a Participant’s Account no less frequently than annually.

2.12 “Election” means a written election on a form provided by the Administrator, filed with the Administrator in accordance with Article 3, pursuant to which an Eligible Employee (a) elects to defer a percentage of the Compensation earned for the performance of service as an Eligible Employee following the time that such Election is filed and (b) elects the manner in which payments under the Plan shall be made.

2.13 “Eligible Employee” means each employee of a Company who is a citizen of the United States and subject to federal income taxation under the provisions of the Code and is eligible for participation in the Plan on the date on which an Election is filed with the Administrator.

2.14 “Hardship” means a severe financial hardship to a Participant resulting from (i) an illness or accident of the Participant or of the Participant’s spouse, beneficiary or dependent (as defined in Code

Section 152, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)); (ii) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Whether a Hardship has occurred is determined by the Administrator on a uniform and nondiscriminatory basis pursuant to the Participant’s request under Section 5.3.

2.15 “Participant”

2.15.1 “Participant” means each individual who has an undistributed amount credited to an Account under the Plan.

2.15.2 “Active Participant” means each Participant who is actively employed by the Company as an Eligible Employee.

2.16 “Period of Service” means an individuals’ period of service from such individuals’ date of hire by the Company, a Parent Company or a Subsidiary Company to the date of termination of employment with the Company and all parent Companies and Subsidiary Companies.

2.17 “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

2.18 “Plan” means the Montpelier Reinsurance Ltd. Deferred Compensation Plan.

2.19 “Plan Year” means the calendar year.

2.20 “Separation from Service” means an employee has died or retired, or otherwise has a termination of employment with the employer.

2.21 “Severance Pay” means any amount identified by the Company as severance pay, or any amount which is payable on account of periods beginning after the last date on which an employee (or former employee) is required to report for work for the Company.

2.22 “Specified Employee” means a Participant who, as of the date of the Participant’s Separation from Service, is a key employee of the Company. A Participant is a key employee if the Participant is (i) an officer of the Company having an annual compensation greater than $160,000 (indexed annually for inflation), (ii) a 5% owner of the Company, or (iii) a 1% owner of the Company having a annual compensation from the Company of more than $150,000, at any time during the 12-month period ending on the Specified Employee identification date.

2.23 “Termination Event” means the occurrence of any of the following events: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, provided however, that if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to be a Termination Event, (ii) any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, provided however, that if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to be a Termination Event, (iii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the  Board before the date of the appointment or election, (iv) any one person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40%

of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company..

2.24 “Trust” means the trust established by the Company to hold the funds of the Plan and “Trustee” means the trustee or trustees from the time being of the Trust.

3. Election to Defer Compensation

3.1 General

3.1.1 Election. Each Eligible Employee shall have the right to defer a percentage of the aggregate Compensation which he or she may earn in a Plan Year by filing an Election at the time and in the manner described in this Article 3; provided that Severance Pay shall not be included as “Compensation” for purposes of this Article 3 and provided further that an Eligible Employee may file separate Elections for Base Salary and Annual Bonus. In addition, on the first such Election (unless the Company shall provide otherwise), the Eligible Employee shall elect the form in which benefits payable under the Plan shall be paid, as further set forth in Section 5.1.

3.1.2 Withholding of Compensation Subject to an Election. Except as the Company may otherwise provide, the amount of Compensation deferred by a Participant for a Plan Year pursuant to an Election shall be withheld on a pro-rata basis from each periodic payment of the Participant’s Compensation (in accordance with the general pay practices of the Company) and credited to the Participant’s Account in accordance with Section 6.1, provided that separate Elections may apply to Base Salary and Annual Bonus.

3.1.3 Irrevocability of Election. Any Election with respect to a Plan Year filed pursuant to this Article 3 shall be irrevocable; provided that the form of distribution may be modified in accordance with the rules prescribed in Section 5.2.

3.2 Filing of Elections. The Election shall be made on the form provided by the Administrator for this purpose. Except as provided in Section 3.3 or otherwise by the Administrator, no Election with respect to Base Salary or Annual Bonus shall be effective unless it is filed with the Administrator on or before the close of business on December 31 preceding the Plan Year as to which the Election applies.

3.3 Filing of Elections for First Year as an Eligible Employee. Notwithstanding Section 3.2, in the Plan year an employee first becomes an Eligible Employee, the Eligible Employee may elect to defer all or any portion of his or her Compensation to be earned in such Plan Year beginning with the payroll period next following the filing of an Election with the Administrator and before the close of such Plan Year, by making and filing the Election with the Administrator within 30 days of the date such employee becomes an Eligible Employee. Elections by such Eligible Employee for succeeding Plan years shall otherwise be made in accordance with Section 3.1 and Section 3.2.

3.4 Plan Years to which Elections May Apply. A separate Election may be made for each Plan Year as to which an Eligible Employee desires to defer all or any portion of his or her Compensation, but the failure of an Eligible Employee to make an Election for any Plan Year shall not affect such Eligible Employee’s right to make an Election for any other Plan Year.

4. Vesting

Vesting in Deferrals. Participants will be immediately vested in their deferrals under Section 3.1.

5. Distributions

5.1 Distribution Date and Form of Distribution. The vested amount credited to a Participant’s Account shall be distributed beginning as soon as practicable, and in all cases  no later than the fifteenth day of the third calendar month, following the earlier of (i) the distribution date designated by the employee in his or her Election or (ii) subject to Section 12.3, the date the employee has a Separation from Service.. Distribution shall be made in either a single lump sum or in installments over not more than ten years, as elected by the Participant pursuant to the initial Election, in accordance with Section 3.1.1.

5.2 Modification of Election as to Form of Distribution. Each Active Participant who has previously made an Election may elect to change the form of distribution by filing an Election (“Modification Election”) with the Administrator. The Modification Election will not be effective until at least 12 months after the date on which the election is made.. In the event the Active Participant terminates employment prior to the end of the Plan Year in which the Modification Election is made, the form of distribution shall be the form of distribution elected by the Active Participant prior to the Modification Election.

5.3 Hardship Distributions. Notwithstanding the terms of an Election, if, at the Participant’s request, the Administrator determines that the Participant has incurred a Hardship, the Board may, in its discretion, authorize the immediate distribution of the portion of the Participant’s Account reasonably needed to satisfy the Hardship.

6. Book Accounts

6.1 Establishment of Account. An Account shall be established for each Eligible Employee when such Eligible Employee becomes a Participant. Compensation deferred pursuant to the Plan shall be credited to the Account on the date such Compensation would otherwise have been payable to the Participant. Company Contributions shall be credited to the Accounts as of the last day of each Plan Year, or more frequently, as determined by the Administrator. Earnings shall be credited to the Account as provided in Section 6.2.

6.2 Crediting of Earnings on Accounts. The Administrator shall credit Accounts, not less frequently than annually, with income, gains and losses at the Earnings Rate, including during the period extending from a Participant’s Separation from Service to the date the Participant’s Account is distributed in full; provided that the Administrator may provide that the Earnings Rate for the Account of Participants who are receiving installment distributions may be different from the Earnings Rate applied to the Accounts of Active Participants.

6.3 Status of Deferred Amounts. Regardless of whether or not the Company is a Participant’s employer, all Compensation deferred under this Plan shall continue for all purposes to be a part of the general funds of the Company.

6.4 Participants’ Status as General Creditors. Regardless of whether or not the Company is a Participant’s employer, an Account shall at all times represent the general obligation of the Company. The Participant shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to his or her Accounts. Nothing contained herein shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind.

6.5 Notwithstanding the foregoing, the assets of the Plan will be held, invested and disposed of by the Trustee in accordance with these Rules to the extent they do not conflict with any of the trusts, powers or provisions of the Trust. In case of any conflict between these Rules and the trusts, powers or provisions of the Trust, the Trust shall prevail.

7. Non-Assignability, etc.

The right of each Participant in or to any Account, benefit or payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant; and no Account, benefit or payment shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

8. Death of Participant

8.1 Death before Commencement of Distributions. If a Participant has incurred a Separation from Service by reason of death before the distribution of any portion of his Account has begun, the Company shall, within ninety (90) days of the date of such Separation from Service, distribute the Account to the beneficiary or beneficiaries selected by the Participant. Distributions under this Section 8.1 shall be made in a single sum.

8.2 Designation of Beneficiaries. Each Participant shall have the right to designate one or more beneficiaries to receive distributions in the event of the Participant’s death by filing with the Administrator a beneficiary designation on the form provided by the Administrator for such purpose. The designation of beneficiary or beneficiaries may be changed by a Participant at any time prior to his or her death by the delivery to the Administrator of a new beneficiary designation form. If no beneficiary shall have been designated, or if no designated beneficiary shall survive the Participant, the Participant’s estate shall be deemed to be the beneficiary.

9. Interpretation

The Board shall have full and exclusive authority to construe, interpret and administer this Plan and the Board’s construction and interpretation thereof shall be binding and conclusive on all persons for all purposes.

10. Termination Event

The Administrator shall give Participants at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of a Termination Event. The notice shall provide that notwithstanding any other provision of the Plan or the terms of any Election or Modification Election, upon the consummation of a Termination Event, the Account balance of each Participant shall be distributed in full.

11. Amendment or Termination

The Company, by action of the Board or the Administrator, reserves the right at any time, or from time to time, to amend or modify this Plan. The Company, by action of the Board, reserves the right at any time, or from time to time, to terminate this Plan.

12. Miscellaneous Provisions

12.1 No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon any Participant the right to remain in the employment of the Company as an executive or in any other capacity.

12.2 Governing Law. This Plan shall be interpreted under the laws of the State of Delaware in the United States, except to the extent such law is pre-empted by federal law in the United States.

12.3 Payments to a Specified Employee. Notwithstanding any provision of the Plan to the contrary, if a Participant is a Specified Employee, payments made to such Specified Employee due to Separation from Service shall not be made until the expiration of the six-month period following the date of the Separation from Service, and the value of the Specified Employee’s Account shall be adjusted for earnings during the six-month period.

12.4 Compliance with Section 409A.  The Company intends that the Plan comply with all applicable requirements of Code Section 409A and regulations and guidance issued thereunder (“Section 409A”). To the extent that any provision of the Plan violates Code Section 409A such that amounts would be taxable to a Participant prior to payment or otherwise subject to penalties, such provision shall be automatically reformed or stricken to preserve the intent hereof.

12.5 Withholding.  Any payment due under the Plan to a Participant, a Participant’s beneficiary or beneficiaries, or a Participant’s estate shall be paid net of all tax withholding obligations required by applicable federal, state, local or foreign law, including withholding required as a result of income inclusion pursuant to Code Sections 409A and 457A. Notwithstanding the foregoing, for purposes of Code Section 457A, if amounts under the Plan are attributable to services performed prior to January 1, 2009, to the extent the amounts are not included in gross income in a taxable year beginning before 2018, the amounts are includible in gross income in the later of (i) the last taxable year beginning before January 1, 2018 or (ii) the first taxable year in which there is no substantial risk of forfeiture of the right to the amounts deferred. Whether there is a substantial risk of forfeiture is determined under Code Section 457A and regulations and guidance issued thereunder. By becoming a Participant in this Plan, the Participant consents to all tax withholdings made pursuant to this Section 12.5.

13. Effective Date

The effective date of the Plan is 31 December 2003.